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                                                                   EXHIBIT 24(a)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of the 11th day of July, 1996, the undersigned each constitutes and appoints Steven B. Ratoff, Michael B. Crutcher, and Garrison R. Cox, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities:

(a) to sign and file with the Securities and Exchange Commission one or more Registration Statements on Form S-8 relating to the Brown-Forman Omnibus Compensation Plan, and any and all related amendments, exhibits, or appendices (including post-effective amendments); and

(b) to prepare, execute and file with the appropriate securities commissions in states or other jurisdictions any forms or filings (including any amendments or exhibits) necessary or useful in complying with state or foreign securities laws in the issuance of shares under the Omnibus Compensation Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute(s), may lawfully do or cause to be done by virtue of this power of attorney.

BROWN-FORMAN CORPORATION


By:      /s/ Owsley Brown II
         Owsley Brown II
         Chairman & Chief Executive Officer


/s/ Barry D. Bramley                        /s/ Geo. Garvin Brown III
Barry D. Bramley                            Geo. Garvin Brown III
Director                                    Director


/s/ Owsley Brown II                         /s/ Donald G. Calder
Owsley Brown II                             Donald G. Calder
Director                                    Director


/s/ Owsley Brown Frazier                    /s/ Richard P. Mayer
Owsley Brown Frazier                        Richard P. Mayer
Director                                    Director


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
/s/ Stephen E. O'Neil                       /s/ William M. Street
Stephen E. O'Neil                           William M. Street
Director                                    Director


/s/ James S. Welch
James S. Welch
Director












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